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                                                                       EXHIBIT 1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39104) pertaining to the Amgen Retirement and Savings Plan of our report dated May 31, 2001, with respect to the financial statements and supplemental schedule of the Amgen Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                      /s/ Ernst & Young LLP

Los Angeles, California
June 18, 2001